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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 5, 2002
                                                         ----------------


                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                0-25634                      87-0365268
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(State or Other Jurisdiction          (Commission                  (IRS Employer
of Incorporation                      File Number)           Identification No.)


860 Boardman-Canfield Road, Boca Building, Suite 107, Boardman Ohio        44512
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code (330) 965-9910
                                                   --------------


                                 Not applicable
                                 --------------
          (Former name of former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 5, 2002, the Company completed the sale of substantially all the assets of its wholly owned subsidiary, American Weather-Seal Company. ("Weather-Seal") to Monarch Manufacturing Company ("Monarch") for $6.625 million and the assumption of certain liabilities, subject to a working capital adjustment.

On December 31, 2002, the Company completed the sale of substantially all the assets of its wholly owned subsidiary, Binnings Building Products, Inc. ("Binnings") to PGT Industries, Inc. ("PGT") for $5.95 million and the assumption of certain liabilities, subject to a working capital adjustment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

  10.18    Asset Purchase Agreement dated October 15, 2002 by and among
           (i) Monarch Manufacturing Company and (ii) American Weather-Seal Company.


  10.19 Asset Purchase Agreement dated October 24, 2002 by and among (i) PGT Industries, Inc. and (ii) Binnings Building Products, Inc.

                     (The text of all Schedules and Exhibits to the aforementioned Asset Purchase Agreements have been omitted in accordance with Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit)



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMERICAN ARCHITECTURAL PRODUCTS CORPORATION


Date: January 8, 2003          By /s/Joseph Dominijanni
                                  ---------------------------------
                               Joseph Dominijanni
                               President and Chief Executive Officer